As filed with the Securities and Exchange Commission on August 21, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X-RITE, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Michigan	3861	38-1737300
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4300 44th Street, S.E.

Grand Rapids, Michigan 49512

(616) 803-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary E. Chowning

Executive Vice President and Chief Financial Officer

X-Rite, Incorporated

4300 44th Street, S.E.

Grand Rapids, Michigan 49512

(616) 803-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Helen R. Friedli, P.C.

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606

(312) 372-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)(5)	Amount of Registration Fee(4)
Debt Securities
Common Stock, par value $0.10 per share, including Junior Participating Preferred Stock purchase rights(6)
Preferred Stock, par value $0.10 per share
Depositary Shares(7)
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Total(8)	$100,000,000	100%	$100,000,000	$3,070

(1)	These securities may be sold separately, together or as units with other securities registered hereby.
(2)	This registration statement relates to such indeterminate number or amount of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of the registrant as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as the Euro). In no event will the maximum aggregate offering price of all securities issued, including debt securities issued with original issue discount, pursuant to this registration statement exceed $100,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of the securities registered, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price of the securities registered. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock or debt securities that are issued upon conversion or exchange of the securities registered hereunder.

(5)	Exclusive of accrued interest, distributions and dividends, if any.
(6)	The shares of common stock being registered hereby will be accompanied by the registrant’s junior participating preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights will not be exercisable, will be evidenced by the certificates representing the registrant’s common stock, and will attach to and trade only together with the common stock.
(7)	Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.
(8)	This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered and pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 21, 2007

PROSPECTUS

$100,000,000

X-RITE, INCORPORATED

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer any combination of the securities described in this prospectus from time to time in the amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus. The aggregate public offering price of the securities offered under this prospectus is $100,000,000.

You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “ Risk Factors” on page 1.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted and traded on the Nasdaq Global Market under the symbol “XRIT.” On August 20, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $14.99. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents by Reference.” Whenever we refer to “X-Rite,” “we,” “our” or “us” in this prospectus, we mean X-Rite, Incorporated and its subsidiaries, unless the context indicates otherwise.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not undertake any obligation to update any forward-looking statement.

X-RITE, INCORPORATED

X-Rite is a technology company that develops a full range of color management systems and solutions. X-Rite’s technologies assist manufacturers, retailers and distributors in achieving precise color appearance throughout their global supply chain. X-Rite products also assist printing companies and professional photographers and graphic designers in achieving precise color reproduction of images across a wide range of devices and from the first to the last print. Our products also provide retailers color harmony solutions at point of purchase. The key markets served include Imaging and Media (formerly known as Graphic Arts), Retail, and Industrial. X-Rite was organized in 1958 as a Michigan corporation.

Our headquarters are located at 4300 44th Street, S.E., Grand Rapids, Michigan 49512, and our telephone number at that address is (616) 803-2100. We maintain a website at www.xrite.com. The information contained in our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent annual report on Form 10-K, and in “Part II, Item 1A. Risk Factors,” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus and any accompanying prospectus supplements that are forward-looking statements are based on management expectations that involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or future events. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information.

The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus and any accompanying prospectus supplements, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those described above under the heading “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplements. Before you invest in our securities, you should read this prospectus and any accompanying prospectus supplements completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements speak only as of the date of this prospectus and any accompanying prospectus supplements as applicable. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus or any accompanying prospectus supplements as applicable, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Fiscal Years Ended,					Six Months Ended
	2002	2003	2004	2005	2006	June 30, 2007
Ratio of Earnings to Fixed Charges(1)	—	4.6	21.7	36.1	—	1.4

Deficiency of Earnings Available to Cover Fixed Charges (in $000s)	$773	—	—	—	$30,437	—

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. Earnings are defined as pre-tax income or loss from continuing operations, plus fixed charges, plus amortization of capitalized interest, less interest expense capitalized. Fixed charges are defined as the sum of interest expensed and capitalized, plus amortization of deferred financing costs, plus an estimate of interest within rent expense.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for retirement of debt and general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and the depository;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•

the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to warrants to purchase debt securities (the “debt warrants”) are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a warrant agent to be selected at the time of issue (the “debt warrant agent”), a form of which will be filed with the SEC.

General

The debt warrants, evidenced by debt warrant certificates (the “debt warrant certificates”), may be issued under the debt warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If we offer debt warrants, the prospectus supplement will describe the terms of the debt warrants, including the following:

•	the offering price, if any;

•	the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each such security;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	federal income tax consequences;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Authorized Capital Stock

Under our restated articles of incorporation, as amended, we are authorized to issue 50,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $0.10 par value per share.

Common Stock

As of August 19, 2007, there were 29,244,969 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters presented to the shareholders, including elections of directors. Our restated articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock will be entitled to receive ratably dividends as may be declared from time to time by our board from funds legally available therefor. If we liquidate our business, the holders of common stock are entitled to share ratably in all assets available for distribution to such holders after we pay our debts and liabilities and the liquidation preference of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Under our restated articles of incorporation, our board of directors is authorized to create, without shareholder approval, and issue up to 5,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of each series, to the extent permitted by our restated articles of incorporation. The ability of the board of directors to issue preferred stock provides us flexibility in connection with possible acquisitions and other corporate purposes. However, the ability of the board of directors to issue preferred stock could, among other things, adversely affect the voting power of holders of common stock.

Junior Participating Preferred Stock

We have reserved 300,000 shares of our Junior Participating Preferred Stock for issuance upon exercise of rights under our rights agreement. For a more detailed description of our rights agreement and our Junior Participating Preferred Stock, see the section captioned “Description Of Common Stock and Preferred Stock—Rights Agreement.”

Certain Anti-Takeover Provisions of Our Restated Articles of Incorporation and Amended and Restated Bylaws

Board of Directors

Our restated articles of incorporation provide that our board of directors will consist of at least six, but not more than nine members, with the specific number of directors to be elected or appointed within such limits as may be determined by the directors from time to time. Our board of directors is divided into three classes with each class being as nearly equal in number as possible to the other classes. Our directors are elected by classes to three year terms or for such shorter terms as may be necessary to balance the number of directors in each of the three classes of directors.

Our restated articles of incorporation provide that any vacancies on our board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and that any vacancies occurring by reason of an increase of the number of directors may be filled by majority vote of the board at any meeting duly called and convened. Any director appointed by the board to fill any vacancies will hold office until the next annual meeting of shareholders. Any director may be removed from office only for good cause and only by the affirmative vote of holders of a majority of our outstanding shares.

In addition, our restated articles of incorporation provide that the provisions thereof relating to the number, election, classification and removal of directors, nominations for directors and the filling of vacancies may not be amended or repealed except by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of our capital stock. Such amendment or repeal may be made by a majority vote of such shareholders, however, if such amendment or repeal has been recommended for approval by two-thirds of all directors then holding office.

These provisions would impede a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Notice Procedures for Shareholder Nominations and Proposals

Under our restated articles of incorporation, nominations by shareholders for any directorship must be submitted to the board of directors by written notice not later than thirty (30) days prior to the date of the annual meeting of shareholders at which the election is to be held or within seven (7) days after the date we mail or otherwise give notice of the date of such meeting, if such notice is given less than forty (40) days prior to the meeting date. The written notice must state the name of the nominee, the address of the nominee’s business or residence, the nominee’s principal occupation and the name and address of the nominee’s employer or business if self-employed.

Our amended and restated bylaws provide that only such business will be conducted at any meeting of our shareholders, and only such proposals will be acted upon at such meetings, as have been brought before the meeting by, or at the direction of, the board of directors or by any shareholder who complies with the notice procedures outlined in our bylaws. For a proposal to be properly brought before the meeting by a shareholder, the shareholder generally must have provided written notice thereof to our Secretary not less than sixty (60) days nor more than ninety (90) days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of that meeting to any later date. In addition, the shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the meeting, a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, the class and number of shares of our stock beneficially owned by the shareholder and by any other shareholder known by such shareholder to be supporting such proposal, in each case as of the date of the shareholder’s notice, and any financial interest of the shareholder in such proposal. If the presiding officer at the meeting of shareholders determines that a shareholder proposal was not made in accordance with the foregoing provisions of our bylaws, the presiding officer will declare the matter to be out of order and the matter will not be acted upon at the meeting.

Transactions with Interested Parties

Our restated articles of incorporation require the affirmative vote of the holders of the fraction of the outstanding shares of our capital stock, but in no event less than two-thirds, determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all interested parties, plus (ii) two-thirds of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of outstanding shares of our capital stock for the adoption or authorization of a combination or reorganization with any interested party if the interested party is, or has been at any time within the preceding twelve months, the beneficial owner, directly or indirectly, of 5% or more of our capital stock entitled to vote in the election of directors unless:

•	the cash and fair market value of any other consideration to be received per share by holders of our common stock in the combination or reorganization meet certain fair price criteria;

•

after becoming an interested party, (i) the interested party takes steps to ensure that our board of directors includes at all times representation by continuing directors proportionate to the shareholdings of the shareholders not affiliated with the interested party, (ii) the interested shareholder does not acquire any additional securities of ours and (iii) the interested party does not receive any financial assistance, in any form, from us;

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after the date the interested party became an interested party, there must not have been any major change in our business or equity capital structure without, in each case, approval by at least two-thirds of the continuing directors, as well as a majority of all directors; and

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a proxy statement is mailed to our shareholders for the purpose of soliciting shareholder approval of the combination or reorganization containing any recommendation as to the advisability or inadvisability of the combination or reorganization that the continuing directors may choose to provide and, if deemed advisable by a majority of the continuing directors, an opinion of an investment banking firm as to the fairness (or lack thereof) of the terms of the combination or reorganization from the point of view of our remaining shareholders.

An interested party is defined as any person or entity that becomes the beneficial owner of 5% or more of our issued and outstanding capital stock entitled to vote in the election of directors. In addition, an interested party includes, and an interested party is deemed to be the beneficial owner of all of the shares held directly or indirectly by, all affiliates and associates (as each of those terms is defined in our restated articles) of such person or entity. A combination or reorganization is defined as any merger or consolidation involving us and an interested party, any sale or other disposition of all or substantially all of our assets or business, directly or indirectly, to an interested party, and any transaction whereby voting securities of ours are issued or transferred by us in exchange or payment for the securities or assets of an interested party. Continuing director is generally defined as a director elected prior to the time an interested party acquired the status of interested party.

This provision does not apply, however, to (i) any combination or reorganization as to which a memorandum of understanding with the interested party setting forth the principal terms of the transaction has been approved by two-thirds of the continuing directors and a majority of all directors or (ii) any combination or reorganization with an interested party where we hold more than 50% of the issued and outstanding shares of the capital stock in such interested party which are entitled to vote in the election of directors.

Our restated articles of incorporation provide that the foregoing provision may not be amended or repealed except by the affirmative vote of the fraction of the outstanding shares of our capital stock, but in no event less than two-thirds, determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all interested parties, plus (ii) two-thirds of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of outstanding shares of our capital stock.

Control Transaction Review Factors

Our restated articles of incorporation prohibit our board of directors from approving, adopting or recommending any offer of any person or entity to make a tender or exchange offer for any of our capital stock, to merge or consolidate us with any other entity or to purchase or otherwise acquire all or substantially all of our assets or business unless and until the board has evaluated the offer and determined that the offer would be in compliance with all applicable laws and in the best interests of us and our shareholders. In connection with its evaluation as to the best interests of us and our shareholders, the board of directors is required to consider all factors it deems relevant, including, without limitation, (i) the adequacy and fairness of the consideration to be received by us and/or our shareholders under the offer considering historical trading prices of our stock, the price that might be achieved in a negotiated sale of us as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers, and our future prospects and those of our business, (ii) the potential social and economic impact of the offer and its consummation on us, our employees, customers and vendors, and (iii) the potential social and economic impact of the offer and its consummation on the communities in which we and any of our subsidiaries operate or are located.

Our restated articles of incorporation provide that this provision may not be amended or repealed except by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of our capital stock. Such amendment or repeal may be made by a majority vote of such shareholders, however, if such amendment or repeal has been recommended for approval by two-thirds of all directors then holding office.

Rights Agreement

On March 29, 2002, we entered into a Shareholder Protection Rights Agreement with EquiServe Trust Company, N.A. referred to throughout this prospectus as the rights agreement. For more information regarding how to receive the rights agreement, see the section captioned “Where You Can Find More Information.”

Anti-Takeover Effects

The rights will not prevent a takeover of X-Rite but may, however, have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that acquires 15% or more of our common stock unless the rights are first redeemed by our board of directors. Nevertheless, the rights should not interfere with a transaction that is in the best interests of X-Rite and its shareholders because the rights can be redeemed before the consummation of such transaction. In addition, we may, without the approval of any holders of rights, amend the rights agreement in any respect (other than to change the redemption price or the expiration time of the rights) prior to the date a person or group acquires 15% or more of our common stock. Consequently, we may amend the rights agreement in such a way to exempt a transaction approved by our board of directors so as to cause the rights to not become exercisable.

Exercisability of Rights

Under the rights agreement, one right attaches to each share of our common stock outstanding and entitles its registered holder to purchase from us, after the Separation Time (as defined below), one one-hundredth of a share of Junior Participating Preferred Stock for $30.00 (the “Exercise Price”), subject to adjustment. As long as the rights are attached to the common stock, we will issue one right with each new share of common stock so that all such shares will have rights attached.

The rights will be evidenced by the common stock certificates until the close of business on the earlier of (i) the later of (A) the tenth day after the date on which any person (other than us or our subsidiaries or any of our or our subsidiaries’ employee benefit plans) commences a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 15% or more of the outstanding shares of our common stock (any person having such beneficial ownership being referred to herein as an “Acquiring Person”) and (B) such later date as our board of directors may from time to time fix by resolution adopted prior to the Separation Time, and (ii) the first date (the “Flip-In-Date”) of public announcement by us or an Acquiring Person that an Acquiring Person has become such other than as a result of a Flip-over Transaction or Event (as defined below). The time described in either clause (i) or (ii) of the foregoing sentence is referred to herein as the “Separation Time.” The rights will not be exercisable until the first business day following the Separation Time. The holders of rights will, solely by reason of their ownership of rights, have no rights as shareholders of X-Rite, including, without limitation, the right to vote or to receive dividends.

If, prior to the Expiration Time, a Flip-In Date occurs, we will take such action as will be necessary to ensure and provide that, if permitted by applicable law, each right (other than rights beneficially owned by the Acquiring Person, which rights will become void) will constitute the right to purchase from us the number of shares of common stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, our board of directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of our common stock, elect to exchange all (but not less than all) the then outstanding rights (other than rights beneficially owned by the Acquiring Person, which rights become void) for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the board of directors, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive a number of shares of common stock equal to the Exchange Ratio.

Whenever we become obligated as described in the preceding paragraph to issue shares of common stock upon exercise of or in exchange for rights, we, at our option, may substitute therefor shares of Junior Participating Preferred Stock, at a ratio of one one-hundredth of a share of Junior Participating Preferred Stock for each share of common stock so issuable.

Flip-Over Transaction or Event

If, prior to the Expiration Time (as defined below), we merge with or sell more than 50% of our assets to an Acquiring Person, or an Acquiring Person engages in certain self-dealing transactions with us, and upon the occurrence of certain other events (each of the foregoing transactions is referred to herein as a “Flip-over Transaction or Event”), we will take such action as may be necessary to ensure that, and will not enter into, consummate or permit to occur any Flip-over Transaction or Event, unless and until we have entered into a supplemental agreement with the person engaging in such Flip-over Transaction or Event (the “Flip-over Entity”), for the benefit of the holders of the rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each right will thereafter constitute the right to purchase from the Flip-over Entity the number of shares of common stock of the Flip-over Entity having an aggregate market price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity will thereafter be liable for, and will assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all of our obligations and duties under the rights agreement.

Redemption of Rights

Our board of directors may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) of the then outstanding rights at a redemption price of $0.005 per right (the “Redemption Price”), as provided in the rights agreement. Immediately upon the action of the board of directors electing to redeem the rights, without any further action and without any notice, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the Redemption Price in cash for each right so held.

Adjustment of Rights

The Exercise Price and the number of rights outstanding, or in certain circumstances the securities purchasable upon exercise of the rights, are subject to adjustment from time to time to prevent dilution in the event of a dividend on, or a subdivision or a combination into a smaller number of shares of, common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for common stock.

Expiration of Rights

The rights will expire on the earlier of (i) the close of business on March 29, 2012, and (ii) the date on which the rights are redeemed as described above (the “Expiration Time”).

Junior Participating Preferred Stock

In connection with the creation of the rights, as described above, our board of directors authorized the issuance of shares of Junior Participating Preferred Stock.

We have designed the dividend, liquidation and voting features of our Junior Participating Preferred Stock so that the value of one one-hundredth of a share of our Junior Participating Preferred Stock approximates the value of one share of our common stock. Shares of our Junior Participating Preferred Stock may only be purchased after the rights have become exercisable, and each share of the Junior Participating Preferred Stock:

•

will have a preferential quarterly dividend equal to the greater of (i) $1.00 per share or (ii) 100 times any dividend declared on each share of common stock, such number to be adjusted if we make certain stock distributions;

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in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of (i) $100 per share plus an amount equal to accrued and unpaid dividends on the preferred stock or (ii) 100 times the payment made per share of common stock, such number to be adjusted if we make certain stock distributions;

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will have 100 votes, as adjustable, for each share of Junior Participating Preferred Stock, voting together as one class with the common stock and any other capital stock with general voting rights; and

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in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 100 times, as adjustable, the amount and type of consideration per share of common stock.

The rights of our Junior Participating Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by certain anti-dilution provisions. Whenever dividends payable on the Junior Participating Preferred Stock are in arrears, until all accrued and unpaid dividends and distributions have been paid in full, we will not:

•	declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation) to the Junior Participating Preferred Stock;

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declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation) with the Junior Participating Preferred Stock, except dividends paid ratably on the Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

•

redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation) to the Junior Participating Preferred Stock, provided that we may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of stock ranking junior (both as to dividends and upon liquidation) to the Junior Participating Preferred Stock; or

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redeem or purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the board of directors determines in good faith will result in fair and equitable treatment among the respective series or classes.

Michigan Anti-Takeover Legislation

Chapters 7A and 7B of the Michigan Business Corporation Act, as amended (the “MBCA”), may affect attempts to acquire control of us. In general, under Chapter 7A, “business combinations” (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an “interested shareholder” (defined as the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation’s outstanding shares) can only be consummated if approved by at least 90% of the votes of each class of the corporation’s shares entitled to vote and by at least two-thirds of such voting shares not held by the “interested shareholder” or affiliates, unless five years have elapsed after the person involved became an “interested shareholder” and unless certain price and other conditions are satisfied. The requirements of Chapter 7A do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

In general, under Chapter 7B, an entity that acquires “Control Shares” of us may vote the Control Shares on any matter only if a majority of all shares, and of all non-”Interested Shares”, of each class of stock entitled to vote as a class, approve such voting rights. Interested Shares are shares owned by our officers and employee-directors and the entity making the Control Share Acquisition (as defined in Chapter 7B). Control Shares are shares that, when added to shares already owned by an entity, would give the entity voting power in the election of directors or any of three thresholds: one-fifth, one-third and a majority. The statute entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the statute confers dissenters’ rights upon all of a corporation’s shareholders except the acquiring person. The effect of the statute is to condition the acquisition of voting control of a corporation on the approval of a majority of the pre-existing disinterested shareholders. Under Chapter 7B, we may amend our restated articles of incorporation or bylaws before a Control Share Acquisition occurs to provide that Chapter 7B does not apply to us.

Transfer Agent and Registrar

We have appointed Computershare as our transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

The following statements with respect to the depositary shares and depositary receipts are summaries of, and subject to, the detailed provisions of a deposit agreement to be entered into by X-Rite and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt. The form of deposit agreement and the form of depositary receipt will be filed with the SEC.

General

We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of X-Rite and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.

Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of X-Rite and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

OR PREFERRED STOCK

The following statements with respect to the warrants to purchase common stock or preferred stock (the “stock warrants”) are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by X-Rite and a warrant agent to be selected at the time of issue (the “stock warrant agent”), a form of which will be filed with the SEC.

General

The stock warrants, evidenced by stock warrant certificates, may be issued under the stock warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If stock warrants are offered, the prospectus supplement will describe the terms of the stock warrants, including the following:

•	the offering price, if any;

•	the number of shares of preferred stock or common stock purchasable upon exercise of each stock warrant and the initial price at which such shares may be purchased upon exercise;

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of stock warrants issued with each such security;

•	if applicable, the date on and after which the stock warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

•	federal income tax consequences;

•	call provisions of such stock warrants, if any;

•	anti-dilution provisions of the stock warrants, if any;

•	whether the stock warrants represented by the stock warrant certificates will be issued in registered or bearer form; and

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any additional or other rights, preferences, privileges, limitations and restrictions relating to the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

The shares of preferred stock or common stock issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts (“prepaid securities”) upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material United States Federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the Direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement also will include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the securities may be listed.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

Securities may also be sold in one or more of the following transactions:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois, and Warner Norcross & Judd LLP, Grand Rapids, Michigan as to matters of Michigan law.

EXPERTS

The consolidated financial statements of X-Rite, Incorporated appearing in X-Rite, Incorporated’s Annual Report (Form 10-K) for the fiscal year ended December 30, 2006 (including the schedule appearing therein), and X-Rite, Incorporated management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 included therein (which did not include an evaluation of the internal control over financial reporting of Amazys Holding AG and subsidiaries), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Amazys Holding AG and subsidiaries from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Amazys Holding AG as of December 31, 2005 and 2004, and for the years then ended, which have been filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part have been audited by Ernst & Young AG, independent auditors, as set forth in their report thereon included therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and the securities to be sold in this offering, you should refer to the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the Public Reference Room at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the SEC on March 14, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 filed with the SEC on May 10, 2007 and August 9, 2007, respectively;

•

our Proxy Statement relating to our annual meeting held on May 22, 2007, filed on April 26, 2007 (other than any portions of such Proxy Statement that are furnished rather than filed under the Exchange Act);

•	our Current Reports on Form 8-K, filed with the SEC on January 9, 2007, February 26, 2007, March 5, 2007, March 12, 2007, April 5, 2007 and April 17, 2007;

•	the description of our common stock set forth in our Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description;

•

the description of our preferred stock purchase rights set forth in our Registration Statement on Form 8-A filed on March 26, 2001, including all amendments and reports filed for the purpose of updating such description;

•

audited consolidated financial statements of Amazys Holding AG as of December 31, 2005 and 2004 and for the years then ended, which have been filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part; and

•

unaudited Pro Forma financial information for the fiscal year ended December 30, 2006 of X-Rite, Incorporated and Amazys Holding AG, which has been filed as Exhibit 99.2 to the registration statement of which this prospectus forms a part.

We do not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. We hereby incorporate by reference all future filings by us made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, X-Rite, Incorporated, 4300 44th Street, S.E., Grand Rapids, Michigan 49512, telephone: (616) 803-2100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$3,070
Printing and Engraving Expenses	$75,000	*
Legal Fees and Expenses	$50,000	*
Accounting Fees and Expenses	$30,000	*
Miscellaneous	$11,930	*

Total	$170,000	*

*	Estimated

Item 15.	Indemnification of Directors and Officers

X-Rite’s restated articles of incorporation require indemnification of its past and present directors, officers and employees to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”). Under the MBCA, directors and officers are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. Under the MBCA, a corporation may indemnify any director, officer, employee or agent involved in a third party action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlements if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. In addition, a corporation may indemnify any director, officer, employee or agent involved in a derivative action against expenses (including attorneys’ fees) and reasonable settlements if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or its shareholders; indemnification is not permitted, however, if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case. If a director or officer has been successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory under the MBCA. Furthermore, under the MBCA a corporation may advance expenses incurred by officers, directors, employees and agents in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

The MBCA also authorizes a Michigan corporation to provide indemnification broader than that set forth in the MBCA and its articles of incorporation. Pursuant to this authority, X-Rite has entered into indemnification agreements with each of its directors, which provide a contractually enforceable right of indemnification to the fullest extent permitted by law irrespective of the kind of claim or outcome. X-Rite is not liable under the agreements where the claim involved intentional misconduct, a knowing violation of law or an improper personal benefit to the indemnitee, the claim involved certain unlawful disbursements of corporate funds or other assets, the claim involved a violation of Section 16(b) of the Exchange Act, or similar provision of state law or where indemnification is otherwise prohibited by law.

X-Rite’s amended and restated bylaws require X-Rite to indemnify, to the fullest extent authorized or permitted by the MBCA, any person, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director of X-Rite or served any other enterprise at X-Rite’s request. In addition, X-Rite’s amended and restated bylaws require X-Rite to indemnify, to the fullest extent authorized or permitted by the MBCA, any officer or former officer of X-Rite, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, that in any way involves or is related to such officer’s or former officer’s duties, as specifically set forth by X-Rite’s board of directors, involving any of the following: (a) dealing with persons buying, selling, proposing to buy or sell, or otherwise holding any securities issued by X-Rite, (b) dealing with securities analysts or any other security industry professionals with respect to securities issued by X-Rite, or (c) signing any statements certifying to the public, to the Securities and Exchange Commission, or to any securities exchange, X-Rite’s financial statements or any other reports of X-Rite. The determination as to whether any officer or former officer of X-Rite is entitled to indemnification under X-Rite’s amended and restated bylaws is made by X-Rite’s board of directors in its sole discretion.

As permitted by the MBCA, X-Rite has purchased directors’ and officers’ liability insurance for its directors and officers.

Item 16.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Debt Securities and Debt Warrants.

1.2*	Form of Underwriting Agreement for Equity Securities.

1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units.

3.1	Restated Articles of Incorporation (filed as exhibit to Form S-18 dated April 10, 1986 (Registration No. 33-3954C) and incorporated herein by reference).

3.2	Certificate of Amendment to Restated Articles of Incorporation adding Article IX (filed as exhibit to Form 10-Q for the quarter ended June 30, 1987 (Commission File No. 0-14800) and incorporated herein by reference).

3.3	Certificate of Amendment to Restated Articles of Incorporation amending Article III (filed as exhibit to Form 10-K for the year ended December 31, 1995 (Commission File No. 0-14800) and incorporated herein by reference).

3.4	Certificate of Amendment to Restated Articles of Incorporation amending Article IV as filed with the Michigan Department of Consumer & Industry Services (filed as exhibit to Form 10-K for the year ended January 2, 1999 (Commission File No. 0-14800) and incorporated herein by reference).

3.5	Amended and Restated Bylaws of X-Rite, Incorporated, as amended and restated November 14, 2006 (filed as exhibit to Form 8-K dated November 20, 2006 (Commission File No. 0-14800) and incorporated herein by reference).

4.1	X-Rite, Incorporated common stock certificate specimen (filed as exhibit to Form 10-Q for the quarter ended June 30, 1986 (Commission File No. 0-14800) and incorporated herein by reference).

4.2	Shareholder Protection Rights Agreement, dated as of March 29, 2002, including as Exhibit A the form of Rights Certificate and of Election to Exercise, and as Exhibit B the form of Certificate of Adoption of Resolution Designating and Prescribing Rights, Preferences and Limitations of Junior Participating Preferred Stock of the Company (filed as exhibit to Form 10-K for the year ended December 29, 2001 (Commission File No. 0-14800) and incorporated herein by reference).

4.3	Form of Indenture for Senior Debt Securities.

4.4	Form of Indenture for Subordinated Debt Securities.

4.5*	Form of Debt Security.

4.6*	Form of Deposit Agreement.

4.7*	Form of Depositary Receipt.

4.8*	Form of Stock Warrant Agreement.

4.9*	Form of Debt Warrant Agreement.

5.1	Opinion of McDermott Will & Emery LLP.

5.2	Opinion of Warner Norcross & Judd LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of independent registered public accounting firm, Ernst & Young LLP, concerning financial statements of X-Rite, Incorporated.

23.2	Consent of independent auditors, Ernst & Young AG, concerning financial statements of Amazys Holding AG.

23.3	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1).

23.4	Consent of Warner Norcross & Judd LLP (included in the opinion filed as Exhibit 5.2).

24	Powers of Attorney (included on the signature page hereto).

25*	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities.

99.1	Audited Consolidated Financial Statements of Amazys Holding AG as of December 31, 2005 and 2004 and for the years then ended.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of X-Rite, Incorporated and Amazys Holding AG.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained is a form of prospectus filed pursuant to rule 424(b) that is part of the registration statement.

(2)	That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, if the registrant is relying on Rule 430B of the Securities Act of 1933,

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i)(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser,

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on August 21, 2007.

X-RITE, INCORPORATED

By:	/s/ Thomas J. Vacchiano
Thomas J. Vacchiano Jr., Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Thomas J. Vacchiano Jr. and Mary E. Chowning, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 21, 2007.

Signature	Title

/s/ Thomas J. Vacchiano	Director and Chief Executive Officer
Thomas J. Vacchiano Jr.	(Principal Executive Officer of the Registrant)

/s/ Mary E. Chowning	Executive Vice President and Chief Financial Officer
Mary E. Chowning	(Principal Financial and Accounting Officer of the Registrant)

/s/ Gideon Argov	Director
Gideon Argov

/s/ Stanley W. Cheff	Director
Stanley W. Cheff

/s/ Mario Fontana	Director
Mario Fontana

/s/ L. Peter Frieder	Director
L. Peter Frieder

/s/ Massimo S. Lattmann	Director
Massimo S. Lattmann

/s/ Paul R. Sylvester	Director
Paul R. Sylvester

/s/ John E. Utley	Director
John E. Utley

/s/ Mark D. Weishaar	Director
Mark D. Weishaar